UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 16, 2008

WD-40 COMPANY

(Exact Name of Registrant as specified in its charter)

Delaware	000-06936	95-1797918
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1061 Cudahy Place, San Diego, California 92110

(Address of principal executive offices, with zip code)

(619) 275-1400

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 16, WD-40 Company (the “Company”) entered into a Change of Control Severance Agreement (the “Severance Agreement”) with Jay Rembolt, Vice President, Finance and Chief Financial Officer. The Severance Agreement is in the same form as the Severance Agreements entered into between the Company and other executive officers of the Company as disclosed in the Company’s Report on Form 8-K filed February 16, 2006.

The Severance Agreement provides that Mr. Rembolt will receive certain severance benefits if he is terminated without “Cause” or if he resigns for “Good Reason”, as those terms are defined in the Severance Agreement, within two years after a “Change of Control” as defined in the Severance Agreement. If Mr. Rembolt’s employment is terminated during the aforementioned two-year period by the Company without Cause or by Mr. Rembolt for Good Reason, he will be entitled to a lump sum payment (subject to limits provided by reference to Section 280G of the Internal Revenue Code which limits the deductibility of certain payments to executives upon a change in control) of twice Mr. Rembolt’s salary, calculated based on the greater of his then current annual salary or a 5-year average, plus twice Mr. Rembolt’s bonus compensation, calculated based on the greater of the most recent annual bonus compensation or a 5-year average. Further, any of Mr. Rembolt’s stock options and other equity incentive benefits that are not then fully vested will be accelerated and vested in full following such termination of employment within such two-year period and Mr. Rembolt will be entitled to continuation of health and welfare benefits under the Company’s then existing benefit plans. No employment rights or benefits other than the change of control severance benefits are provided by the Severance Agreement.

For purposes of the Severance Agreement and subject to the express provisions and limitations contained therein, Change of Control means a transaction or series of transactions by which a person or persons acting together acquire more than 30% of the Company’s outstanding shares; a change in a majority of the incumbent members of the Company’s board of directors as specified in the Severance Agreement, a reorganization, merger or consolidation as specified in the Severance Agreement or a sale of substantially all of the assets or complete liquidation of the Company. As specified more particularly in the Severance Agreement, Change of Control does not include a reorganization, merger or consolidation or a sale or liquidation where a majority of incumbent members of the board of directors continue in office and more than 60% of the Company’s pre-transaction shareholders continue to maintain control of the resulting or successor company.

The Severance Agreement has a term of two years, subject to automatic renewal for successive two-year periods unless notice of non-renewal is provided by the Company’s board of directors not less than six months prior to the end of the current term. The term of the Severance Agreement will be automatically extended for a term of two years following any Change of Control.

The foregoing description is a summary of the material terms of the Severance Agreement, does not purport to be complete, and is qualified in its entirety by reference to the actual Severance Agreement to be filed with the Company’s next Annual Report on Form 10-K.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WD-40 Company (Registrant)

Date: October 16, 2008	/s/ JAY REMBOLT
Jay Rembolt
Vice President and Chief Financial Officer (Principal Financial Officer)